Exhibit 99.1

DPW Holdings, Inc. Announces $2.5M Stock Purchase Agreement with Ault & Company, Inc.

Sale of Non-Dividend-Paying Series C Preferred Stock, Convertible into Common Stock at $0.12 per Share

Newport Beach, CA, February 28, 2019 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW” or the “Company”) announced it has signed a stock purchase agreement with Ault & Company, Inc., a Delaware corporation. The closing of the proposed $2,500,000 transaction with Ault & Company is subject to approval by the NYSE American.

Under the terms of the agreement, Ault & Company will invest up to $2,500,000 in the Company through the purchase of the Company’s Series C Convertible Redeemable Preferred Stock (“Preferred Stock”), during the period ending on December 31, 2019. Each share of Preferred Stock par value $0.001, shall be purchased at $1,000 for up to a maximum issuance of 2,500 shares of Preferred Stock. Each share of Preferred Stock shall become convertible after eighteen (18) months from the date of issuance into such number of shares of the Company’s common stock (“Common Stock”) for $0.12 per share. The Preferred Stock pays no dividend and is mandatorily redeemable by the Company after five years from the date of issuance for the total consideration of up to $2,500,000.

Mr. Milton C. Ault, III, the Company’s Chief Executive Officer and Chairman, said, “This investment by Ault & Company demonstrates our belief in the progress being achieved by the Company and its subsidiaries, the strength and value of the assets of DPW today, our long-term commitment to the shareholders of the Company, and the confidence in our ability to increase shareholder value. Further, the purchase price, which represents an approximate 50% increase over the current price of the Common Stock, makes evident our belief that the Common Stock has been significantly undervalued by the markets.”

Ault & Company, Inc. is a private holding company controlled by Mr. Ault.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies that hold global potential. Through its wholly owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

Mary Magnani and Kirsten Chapman, LHA Investor Relations, 415.433.3777, dpwholdings@lhai.com